AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 8, 1998
                                              REGISTRATION NO. 333-46381
===========================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                       ------------------------------
                       POST EFFECTIVE AMENDMENT NO. 1
                                     TO
                                  FORM S-4
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                       ------------------------------
                              SPX CORPORATION
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                       3429                      38-1016240
    (STATE OR OTHER             (PRIMARY STANDARD              (IRS EMPLOYER
    JURISDICTION OF         INDUSTRIAL CLASSIFICATION       IDENTIFICATION NO.)
    INCORPORATION OR              CODE NUMBER)
     ORGANIZATION)
                       ------------------------------
                          700 TERRACE POINT DRIVE
                             MUSKEGON, MI 49443
                               (616) 724-5000
            (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
     INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                       ------------------------------
                        CHRISTOPHER J. KEARNEY, ESQ.
               VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                              SPX CORPORATION
                          700 TERRACE POINT DRIVE
                             MUSKEGON, MI 49443
                               (616) 724-5000
                         (NAME, ADDRESS, INCLUDING
            ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                           OF AGENT FOR SERVICE)

                       ------------------------------
                                 COPIES TO:
                            AVIVA DIAMANT, ESQ.
                  FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
                             ONE NEW YORK PLAZA
                          NEW YORK, NEW YORK 10004
                               (212) 859-8000

                       ------------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

                       ------------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

===========================================================================

     The Registrant hereby withdraws from registration those 29,948,407 shares of its Common Stock, par value $10.00, ("SPX Common Stock") and the associated rights to Purchase Preferred Stock previously registered pursuant to this Registration Statement. The Registrant has withdrawn its offer to exchange each share of common stock, par value $1.00 of Echlin Inc. for $12.00 and .4796 share of SPX Common Stock, prior to any of the shares registered pursuant to this Registration Statement being exchanged. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such shares.


                                 SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK ON THIS 8th DAY OF MAY 1998.

                                          SPX Corporation

                                          By:   /s/ Christopher J. Kearney
                                                --------------------------
                                                Christopher J. Kearney
                                                Vice President, Secretary
                                                and General Counsel


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS (WHO INCLUDE ALL MEMBERS OF THE BOARD OF DIRECTORS) IN THE CAPACITIES AND ON THE DATE INDICATED.

        SIGNATURE                    TITLE                      DATE
        ---------                    -----                      ----

          *                       Director                   May 8, 1998
---------------------------
          *                       Director                   May 8, 1998
---------------------------
          *                       Chairman, President and    May 8, 1998
---------------------------       Chief Executive Officer
                                  and Director

          *                       Director                   May 8, 1998
---------------------------
          *                       Director                   May 8, 1998
---------------------------
          *                       Director                   May 8 , 1998
---------------------------
          *                       Director                   May 8 , 1998
---------------------------
          *                       Director                   May 8, 1998
---------------------------
          *                       Director                   May 8, 1998
---------------------------
          *                       Patrick J. O'Leary         May 8, 1998
---------------------------
                                  (Principal Financial
                                  Officer)

          *                       Kenneth C. Dow             May 8, 1998
---------------------------       (Principal Accounting
                                  Officer)




*By  /s/ Christopher J. Kearney
     --------------------------
         Christopher J. Kearney
         As Attorney-In-Fact